Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com
October 23, 2020

Hyundai ABS Funding, LLC
3161 Michelson Drive, Suite 1900
Irvine, California 92612

Re: Hyundai ABS Funding, LLC Registration Statement on Form SF-3 Registration No. 333-229037

Ladies and Gentlemen:

We have acted as special counsel to Hyundai ABS Funding, LLC (the “Company”), a Delaware limited liability company, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the offering of the Class A-1 Auto Loan Asset Backed Notes, the Class A-2 Auto Loan Asset Backed Notes, the Class A-3 Auto Loan Asset Backed Notes, the Class A-4 Auto Loan Asset Backed Notes, the Class B Auto Loan Asset Backed Notes and the Class C Auto Loan Asset Backed Notes (other than such Notes retained by Hyundai Capital America, “HCA”) (collectively, the “Offered Notes” and together with the other Notes retained by HCA, the “Notes”) described in the final prospectus dated October 20, 2020 (the “Prospectus”), which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Hyundai Auto Receivables Trust 2020-C (the “Trust”), which was formed by the Company pursuant to a trust agreement between the Company and U.S. Bank Trust National Association, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Trust and Citibank, N.A., as indenture trustee (the “Indenture Trustee”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including Mayer Brown LLP (Illinois, USA),
Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Hyundai ABS Funding, LLC

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Prospectus and current drafts of the Indenture (including the form of the Offered Notes included as an exhibit thereto), the Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Asset Representations Review Agreement and the Owner Trust Administration Agreement (collectively, the “Operative Documents”).

Based on and subject to the foregoing, we are of the opinion that, with respect to the Offered Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Offered Notes have been duly executed and issued by the Trust and authenticated by the Indenture Trustee and sold by the Company or by the Trust, at the direction of the Company, as applicable, and (c) payment of the agreed consideration for the Offered Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to the Offered Notes and in the manner described in the Prospectus, the Offered Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP